UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2004

SNAP2 CORPORATION
(Name of Small Business Issuer in its charter)

NEVADA	0-26839	88-0407246
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Plaza Real South, Suite 210, Boca Raton, FL 33436
(Address of principal executive offices and zip code)

(561) 368-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

None

SECTION 2 - FINANCIAL INFORMATION

None

SECTION 3 - SECURITIES AND TRADING MARKETS

None

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

None

SECTION 6 - ASSET BACKED SECURITIES

None

SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

Item 8.01  Effective April 19, 2004 Snap2 Corporation entered into and executed an Asset Purchase Agreement to purchase all the assets of Call Now America Prepaid, LLC a Florida Limited Liability Company. The Company’s assets were acquired by Snap2 Corporation in a stock-for-assets acquisition. As part of the Asset Purchase Agreement (the Agreement) Snap2 Corporation acquired all the assets of Call Now America Prepaid, LLC, all contracts and purchase orders entered into by the Call Now America Prepaid, LLC as of the Agreement date, (2) all contracts and purchase orders entered into by the Call Now America Prepaid, LLC prior to the closing date, and (3) the Call Now America Prepaid, LLC’s wholesale distribution channel.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1	Asset Purchase Agreement.

10.2	Call Now America Prepaid Company, LLC, Financial Statement for the Period May 3, 2003 (Inception) through December 31, 2003.

10.3	Call Now America Prepaid Company, LLC, Financial Statements March 31, 2004.

10.4	Snap2 Corporation and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Statements, March 31, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2005

Snap2 Corporation, Inc.

BY: /s/ Kevin D. Johnson Kevin D. Johnson, Chief Executive Officer